Exhibit 99.4

TETRIDYN SOLUTIONS, INC. AND SUBSIDIARY

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

TetriDyn Solutions, Inc. entered into a certain Agreement and Plan of Merger, dated as of March 1, 2017 (the “Merger Agreement”), by and among TetriDyn Solutions, Inc., a Nevada corporation (“TetriDyn”) and Ocean Thermal Energy Corporation (“OTE”), a Delaware corporation. Pursuant to the Merger Agreement, a newly-created Delaware corporation that is wholly-owned by TetriDyn will merge with and into OTE, with OTE continuing as the surviving corporation and a wholly-owned subsidiary of TetriDyn. All outstanding shares of OTE’s common stock held as of the record date by the stockholders of OTE will be converted into the right to receive newly-issued shares of TetriDyn common stock (the “Merger”). In connection with the Merger, TetriDyn will change its name to Ocean Thermal Energy Corporation. The business operations of OTE shall continue uninterrupted.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and OTE’s historical consolidated financial statements as adjusted to give effect to the Company’s merger with OTE and the related financing transactions. The unaudited pro forma condensed combined statements of operations for the 3 month period ending March 31, 2017 to give the effect to the transaction as if it had occurred in January 1, 2017.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K, 10-Q and 14-C.

1

TETRIDYN SOLUTIONS, INC. AND SUBSIDIARY

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2017

	Pre-Merger	Pre-Merger	Pre-Merger	Pro forma	Post-Merger
	OTEC	TetriDyn	Total	Adjustments	Condensed
ASSETS
Current Assets
Cash	$166,291	$1,784	$168,075	$	$168,075
Prepaid expenses	23,846	–	23,846		23,846
Other current assets	34,773	–	34,773		34,773
Total Current Assets	224,910	1,784	226,694		226,694

Property and Equipment
Property and equipment, net	1,863	–	1,863		1,863
Assets under construction	869,138	–	869,138		869,138
Property and Equipment, net	871,001	–	871,001		871,001

Total Assets	$1,095,911	$1,784	$1,097,695	$	$1,097,695

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payables	$2,458,109	$202,867	$2,660,976	$	$2,660,976
Accrued liabilities	3,383,397	414,765	3,798,162		3,798,162
Notes payable	300,000	294,353	594,353		594,353
Notes payable, related party	3,061,000	549,031	3,610,031		3,610,031
Convertible notes payable	50,000	–	50,000		50,000
Convertible notes payable, related party	–	162,500	162,500		162,500
Total Current Liabilities	9,252,506	1,623,516	10,876,022		10,876,022

Notes payable - related party, net	45,958	–	45,958		45,958
Notes payable, net	603,406	–	603,406		603,406
Total Liabilities	9,901,870	1,623,516	11,525,386		11,525,386

Stockholders' deficiency
Common Stock	10,998	246	11,244	98,973	110,217
Additional paid-in capital	51,860,295	3,723,609	55,583,904	(98,973)	55,484,931
Accumulated deficit	(60,677,252)	(5,345,587)	(66,022,839)		(66,022,839)
Total Stockholders' Deficiency	(8,805,959)	(1,621,732)	(10,427,691)		(10,427,691)

Total Liabilities and Stockholders' Deficiency	$1,095,911	$1,784	$1,097,695		$1,097,695

2

TETRIDYN SOLUTIONS, INC. AND SUBSIDIARY

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

	Pre-Merger	Pre-Merger	Pre-Merger	Pro forma	Post-Merger
	OTEC	TetriDyn	Total	Adjustments	Condensed

Revenue	$–	$–	$–		$–
Cost of Revenue	–	–	–		–
Gross Profit	–	–	–		–

Operating Expenses
Salaries and wages	257,488	–	257,488		257,488
Professional fees	352,796	36,061	388,857		388,857
General and administrative	78,346	24,692	103,038		103,038
Warrant Expense	6,769,562	–	6,769,562		6,769,562
Total Operating Expenses	7,458,192	60,753	7,518,945		7,518,945

Loss from Operations	(7,458,192)	(60,753)	(7,518,945)		(7,518,945)

Other Expenses
Interest Expense	(104,993)	(14,209)	(119,202)		(119,202)
Amortization of debt discount	(2,524)		(2,524)		(2,524)
Total Other expense	(107,517)	(14,209)	(121,726)		(121,726)

Loss Before Income Taxes	(7,565,709)	(74,962)	(7,640,671)		(7,640,671)

Provision for Income Taxes	–	–	–		–

Net Loss	$(7,565,709)	$(74,962)	$(7,640,671)		$(7,640,671)

Net Loss per Common Share
Basic and Diluted	$(0.07)	$(0.30)			$(0.07)

Weighted Average Number of Common Shares Outstanding Basic and Diluted	104,848,986	246,616			104,121,039

3

Note 1 - Nature of the Business

TetriDyn currently is in the business of facilitating the development of sustainable living communities by creating ecologically sustainable “EcoVillages” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture.

Prior to the purchase of all of the assets of JPF Venture Group, Inc., a Delaware corporation (“JPF”), on December 8, 2016 (“EcoVillage Acquisition”), the Company specialized in providing business information technology (IT) solutions to our customers through the optimization of business and IT processes by using systems engineering methodologies, strategic planning, and system integration to add efficiency and value to our customers’ business processes and to help our customers identify critical success factors in their business.

OTE designs Ocean Thermal Energy Conversion (“OTEC”) power plants, and Seawater Air Conditioning (“SWAC”) plants for large commercial properties, utilities and municipalities. These technologies provide practical solutions to mankind’s three oldest and most fundamental needs: clean drinking water, plentiful food, and sustainable, affordable energy without the use of fossil fuels.

OTEC is a clean technology that continuously extracts energy from the temperature difference between warm surface ocean water and cold deep seawater. In addition to producing electricity, some of the seawater running through an OTEC plant can be efficiently desalinated using the power generated by the OTEC technology, producing thousands of cubic meters of fresh water every day for the communities served by its plants for use in agriculture and human consumption. This cold deep nutrient-rich water can also be used to cool buildings (SWAC) and for fish farming/ aquaculture. In short, it’s a technology with many benefits, and its versatility makes OTEC unique.

Many examples of these technologies have been developed at the Natural Energy Laboratory of Hawaii Authority (“NELHA”) test facility (http://nelha.hawaii.gov/our-clients/), including desalinated seawater, fish-farming, and agriculture. NELHA is a state run agency in Hawaii administratively attached to The Department of Business, Economic Development & Tourism (“DBEDT”). Since the 1970’s, our engineers and scientists have worked on several OTEC and SWAC systems including those at NELHA, and the Argonne National Laboratory (http://www.anl.gov) and others.

Note 2 - Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the merger with OTE as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

4

Note 3 – Pro forma Adjustments

The pro forma adjustments are based on our preliminary assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information.

(a) Represents the adjustments related to the change in par value of Ocean Thermal Energy Corporation from common stock going from $0.0001 to $0.001. The total shares of the merged companies for March 31, 2017 were 110,504,997.

5